UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2007

RENEWAL FUELS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Tech Laboratories, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Renewal Fuels, Inc. related to events which occurred on July 2, 2007, in order to include the financial statements required to be filed.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of BSI

On July 2, 2007, Tech Laboratories, Inc. (the “Company”), and BSI Acquisitions, Inc. (“Acquisitions”), its wholly-owned subsidiary, entered into a merger agreement (the “Merger Agreement”) with Biodeisel Solutions, Inc. (“BSI”). Pursuant to the Merger Agreement, Acquisitions was merged with and into BSI. The former shareholders of BSI were issued an aggregate of 49,000,000 of Common Stock of the Company (the "Common Stock"), 1,000,000 shares of BSI series B convertible stock (the “Preferred Stock”) and $500,000 in cash. The shares of Preferred Stock issued to the former BSI shareholders are immediately convertible at the option of the holders into Common Stock at a conversion price per share equal to the greater of (i) $0.05, or (ii) the average closing price of the Common Stock during the ten trading days immediately preceding the conversion date.

BSI manufactures the BiodieselMaster®, a factory-built biodiesel processing plant that is appropriately scaled for a variety of customers, including small communities, farms, farm co-ops and trucking fleets. The BiodieselMaster is a community-scale biodiesel processing unit that is designed to produce 350,000 gallons of biodiesel per year. The design provides a biodiesel production system that is continuous, flexible, efficient, affordable, and fully-automated. The automated control system minimizes labor costs and facilitates remote diagnostics.

Financing With Cornell Capital Partners, L.P.

On July 2, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its secured convertible debentures in the aggregate principal amount of $2,700,000 (the "Debentures") of which $2,000,000 was advanced immediately. The second installment of $700,000 will be funded within two business days after the Company shall have unconditionally booked and received at least a 50% deposit for the sale of at least one BioDieselMaster Unit.

The Debentures bear interest at the prime rate plus 2.75% (but not less than 10%) and mature two years from the date of issuance (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The holder of the Debentures may convert at any time amounts outstanding into shares of Common Stock at a conversion price per share equal to the lesser of (i) $0.05, or (ii) 80% of the lowest closing bid price of the Common Stock during the ten trading days immediately preceding the conversion date.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 15% redemption premium provided that (i) the average volume weighted average price of the Company’s Common Stock is less than the conversion price of the Debentures; (ii) the underlying shares are subject to an effective registration statement; and (iii) no event of default has occurred.

The obligations to Cornell, together with prior obligations to Cornell, are secured by a security interest in the Company’s assets and the assets of its subsidiaries, including their intellectual property. In addition, the Company pledged the shares of BSI to Cornell as additional security for the obligations to Cornell.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 33,750,000 shares of common stock at $0.06 per share.

In connection with the Purchase Agreement, the Company also amended its registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the SEC registering the common stock issuable upon conversion of the Debentures and exercise of the warrants. Upon written demand from the Holder, the Company is obligated to file a Registration Statement within 45 days of such demand. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 150 days following receipt of a written demand for the filing of a Registration Statement and to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated by the SEC. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement with respect to the filing and effectiveness dates for the Registration Statement, the Company is required to pay to Cornell, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 2% of the liquidated value of the Debentures, not to exceed 24%.

1

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

(b) Pro forma financial information

(d) Exhibits

Exhibit Number	Description
10.1
Agreement and Plan of Merger, dated July 2, 2007, among Tech Laboratories, Inc., BSI Acquisitions, Inc. and Biodeisel Solutions, Inc. (incorporated by reference to the exhibits to Registrant's Form 8-K filed on July 6, 2007)

10.2
Securities Purchase Agreement, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrant's Form 8-K filed on July 6, 2007)

10.3
$2,000,000 principal amount Secured Convertible Debenture, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrant's Form 8-K filed on July 6, 2007)

10.4	Warrant to purchase 33,750,000 shares of Common Stock of Tech Laboratories, Inc. dated April 20, 2007 (incorporated by reference to the exhibits to Registrant's Form 8-K filed on July 6, 2007)

10.5
Registration Rights Agreement, dated April 20, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrants Form 8-K filed on April 26, 2007).

10.6
Amendment No. 1 to Registration Rights Agreement, dated July 2, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrant's Form 8-K filed on July 6, 2007)

10.7
Security Agreement, dated July 2, 2007, by and between Biodeisel Solutions, Inc., Renewal Fuels, Inc. and Cornell Capital Partners L.P. (incorporated by reference to the exhibits to Registrant's Form 8-K filed on July 6, 2007)

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH LABORATORIES, INC.

Dated: September 17, 2007	By:	/s/ John King
Name: John King
Title: Chief Executive Officer

3

BIODIESEL SOLUTIONS, INC.
Financial Statements
as of December 31, 2006 and
for the Years Ended
December 31, 2006 and 2005
and Report of Independent Registered
Public Accounting Firm

BIODIESEL SOLUTIONS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of Biodiesel Solutions, Inc.:

We have audited the accompanying balance sheet of Biodiesel Solutions, Inc. (the “Company”) as of December 31, 2006 and the related statements of operations, stockholder’s equity (deficiency) and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and will have ongoing requirements for additional capital investment. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery & Crouse P.A.

June 26, 2007 (except for Note 10 and the second and third paragraphs of Note 11 as to which the date is September 17, 2007)
Tampa, FL

BIODIESEL SOLUTIONS, INC.

BALANCE SHEET

AS OF DECEMBER 31, 2006

ASSETS

Current assets:
Cash	$52,626
Inventories	49,769
Prepaid expenses and other current assets	36,287
Total current assets	138,682

Property and equipment - net	92,425

Other assets	17,437

Total assets	$248,544

LIABILITIES AND STOCKHOLDER’S DEFICIENCY

Current liabilities:
Accounts payable	$222,160
Line of credit	60,000
Current maturities of capital lease obligation	3,446
Customer deposits	137,224
Accrued employee bonuses	91,218
Other accrued expenses	10,801
Total current liabilities	524,849

Long-term portion of capital lease obligation - net of current maturities	6,362

531,211

Commitments and contingencies

REDEEMABLE, CONVERTIBLE PREFERRED STOCK SUBSCRIBED	100,000

Stockholder’s deficiency:
Capital stock:
Preferred stock, Class A - par value of $.001; 40,000,000 shares
authorized; no shares issued	-
Common stock - par value of $.001; 10,000,000 shares authorized;
7,000,000 shares issued and outstanding	7,000
Additional paid-in capital	132,924
Deficit	(522,591)
Total stockholder’s deficiency	(382,667)

Total liabilities and stockholder’s deficiency	$248,544

See accompanying notes to financial statements.

BIODIESEL SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Revenues	$1,838,156	$2,362,418

Cost of goods sold	1,307,643	1,276,682

Gross profit	530,513	1,085,736

Other operating expenses:
Employee compensation and benefits	494,646	301,934
Occupancy and equipment	254,078	106,459
Advertising	90,149	162,257
Research and development	84,283	183,893
Other general and administrative	198,232	218,591
Total other operating expenses	1,121,388	973,134

Other expense - interest	3,073	1,020

Net income (loss)	$(593,948)	$111,582

Net income (loss) per share:
Basic	$(0.08)	$0.02
Diluted	$(0.08)	$0.02

Weighted average shares outstanding:
Basic	7,000,000	7,000,000
Diluted	7,000,000	7,000,000

See accompanying notes to financial statements.

BIODIESEL SOLUTIONS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

		Additional
	Common	Paid-In
	Stock	Capital	Deficit	Total

BALANCES - December 31, 2004	$7,000	$41,144	$(31,891)	$16,253

Capital contributions	-	59,280	-	59,280

Stock option expense	-	19,500	-	19,500

Net income	-	-	111,582	111,582

BALANCES - December 31, 2005	7,000	119,924	79,691	206,615

S Corporation distributions	-	-	(8,334)	(8,334)

Stock option expense	-	13,000	-	13,000

Net loss	-	-	(593,948)	(593,948)

BALANCES - December 31, 2006	$7,000	$132,924	$(522,591)	$(382,667)

See accompanying notes to financial statements.

BIODIESEL SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(593,948)	$111,582
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	32,637	8,538
Stock-based compensation	13,000	19,500
Changes in operating assets and liabilities, net:
Receivables	11,198	(10,703)
Inventories	109,470	(134,243)
Prepaid expenses	(3,227)	(33,060)
Accounts payable	71,691	117,380
Accrued bonuses	47,002	44,216
Other accrued expenses	2,034	8,513
Customer deposits	(19,425)	156,154
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(329,568)	287,877

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(29,383)	(82,050)
Refund (payment) of deposit	4,646	(16,707)
CASH USED IN INVESTING ACTIVITIES	(24,737)	(98,757)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in line of credit	41,107	(9,791)
Repayments of capital lease obligation	(2,692)	-
Receipt of deposit for subscription of preferred stock	100,000	-
Capital contributions	-	59,280
S Corporation distributions	(8,334)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	130,081	49,489

NET INCREASE (DECREASE) IN CASH	(224,224)	238,609
Cash - beginning of year	276,850	38,241
Cash - end of year	$52,626	$276,850

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES -
Equipment acquired under capital lease	$12,500	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$3,073	$1,020
Income taxes paid	$-	$-

See accompanying notes to financial statements.

BIODIESEL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1	NATURE OF BUSINESS AND GOING CONCERN

Biodiesel Solutions Inc. (the “Company” or “we”, “us”, “our”) was incorporated in the State of Nevada during 2004 and is engaged in the business of designing, manufacturing and marketing processing equipment and accessories, including personal biodiesel processors and “community scale” biodiesel processor systems, which convert fresh and used vegetable oils into clean burning biodiesel fuel.

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. We have incurred losses from operations and at December 31, 2006 have a stockholder’s deficiency. Furthermore, we will require a significant amount of capital to proceed with our business plan. As such, our ability to continue as a going concern is contingent upon us being able to secure an adequate amount of debt or equity capital to enable us to meet our operating cash requirements and successfully implement our business plan. In addition, our ability to continue as a going concern must be considered in light of the challenges, expenses and complications frequently encountered by entrance into new markets and the competitive environment in which we operate.

We historically funded our cash requirements through our operations and contributions from our owner. As discussed in Note 11, on March 30, 2007 we sold a significant portion of our assets and a significant portion of our revenue generating business to a newly-formed private company, which subsequently completed a reverse merger with an existing public company. We merged the remainder of our business into the public company in June 2007. We believe that as a public company we will have better access to additional debt or equity capital, and we expect we will need to obtain additional funding through private or public equity and/or debt financing to pay (1) additional costs associated with a public company and (2) infrastructure needed to support our planned growth.

There can be no assurance that our plans discussed above will materialize and/or that we will be successful in raising required capital to grow our business and/or that any such capital will be available on terms acceptable to us. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements are prepared using the accrual method of accounting.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Estimates that are critical to the accompanying financial statements arise from our belief that we will secure an adequate amount of cash to continue as a going concern, and that all long-lived assets and inventories are recoverable. In addition, the amount of option expense we have recorded arises from assumptions which are based on estimates. The markets for our products are characterized by intense competition, rapid technological development, evolving standards and short product life cycles, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Revenue Recognition - Revenue from equipment and parts and accessories sales are generally recognized at the date of shipment and revenue from services is recognized when the services are performed and all substantial contractual obligations have been satisfied.

Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”) for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable and (4) collectibility of the receivables is reasonably assured.

Cash and Cash Equivalents - We consider all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories - Inventories are stated at the lower of cost or market with cost determined using a first-in, first-out basis. At December 31, 2006, inventories consisted of materials, finished goods and displays amounting to $39,243, $9,791 and $735, respectively.

Property and Equipment - Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided for using the straight-line method over the shorter of the estimated useful lives of the respective assets or the lease terms, which range from 3 to 7 years.

We evaluate the carrying value of property and equipment when events and circumstances warrant such a review. If the carrying values of the assets are considered to be impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset. We have not experienced any impairment of our property and equipment.

Stock-Based Compensation - In accordance with Financial Accounting Standards No. 123 (“FAS 123 (Revised)”), Share-Based Payments (“FAS 123(R)”), we account for equity instruments issued to employees for services based on the fair value of the equity instruments issued, and account for equity instruments issued to those other than employees based on the fair value of the consideration received, or the fair value of the equity instruments, whichever is more readily measurable. We anticipate that the shares issued upon exercise of any stock option would be obtained from our authorized and unissued shares.

Research and Development Costs - Research and development costs related to product development are expensed as incurred.

Product Warranties - All new products are warrantied against defects in materials and workmanship for 90 days after receipt of delivery. Provisions for warranties are estimated based on historical warranty claims. As of December 31, 2006, a provision for warranty costs of $4,049 is included in other accrued expenses in the accompanying financial statements.

Advertising Costs - Advertising costs are expensed as they are incurred. For the years ended December 31, 2006 and 2005, advertising costs approximated $90,100, and $162,300, respectively.

Shipping and Handling Costs - Shipping and handling costs are reported as a component of cost of sales.

Net Income (Loss) Per Share - We compute net income (loss) per share in accordance with FAS No. 128, Earnings per Share (“FAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of FAS No. 128 and SAB 98, basic net income (loss) per share is computed by dividing the net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period (common stock equivalent shares arise from 700,000 options that were issued in 2005 - see Note 8). Because of our net losses in 2006 and management’s estimate that the outstanding options were not “in-the-money” in 2005, none of these common stock equivalent shares are dilutive; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying statements of operations.

Income Taxes - Through December 31, 2006, our stockholder elected under the Internal Revenue Code to be taxed as an S Corporation. In lieu of corporate income taxes, the stockholders of S Corporations are taxed on their proportionate share of a company’s taxable income. Accordingly, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Effective January 1, 2007, and in connection with the amendment and restatement of our articles of incorporation (see Note 7), we became a C corporation and therefore will be subject to income taxes. Accordingly, income taxes will be accounted for under the liability method as of such date. Under the liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the tax bases of assets and liabilities and their financial statement carrying amounts. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date.

We have not included a proforma provision for income taxes (as if we were a C corporation for the periods presented) in accordance with Financial Accounting Standards No. 109, because our overall provision (benefit) for both years would have been zero as (1) any current income taxes due in 2005 would have been reduced to zero through a deferred income tax benefit (as a result of a carry back of our 2006 loss) and because (2) the net deferred income tax assets arising from the remaining net operating loss carryforwards and other temporary difference existing at December 31, 2006 would have been fully reserved by a valuation allowance.

Impact of Recently Issued Accounting Pronouncements - The Financial Accounting Standards Board has recently issued several Financial Accounting Standards, as summarized below. None of these statements have had, or are expected to have, a significant effect on our financial statements.

Issued	Statement

February 2006	FAS 155 - “Accounting for Certain Hybrid Financial Instruments; an amendment of Financial Accounting Standard Nos. 133 and 140" (“FAS 155”)

March 2006	FAS 156 - “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”

June 2006	FAS Interpretation 48 - "Accounting for Uncertainty in Income Taxes"

September 2006	FAS 157 - “Fair Value Measurements”

September 2006	FAS 158 - “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”

February 2007	FAS 159 - “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”

NOTE 3	FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

We believe the book value of our cash, line of credit, accounts payable and accrued expenses approximates their fair values due to their short-term nature.  We also believe the book value of our capital lease obligation approximates its fair value as the terms on such obligation approximates the terms at which similar types of borrowing arrangements could be currently obtained.

We sell products to value added distributors and other customers and generally require payment in advance or at the time of sale. Periodically, we extend credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Our terms for our accounts receivable are generally net 30 days. As such, exposure to losses on receivables is principally dependent on each customer's financial condition.  We monitor our exposure to credit losses and maintain allowances for any anticipated losses.  At December 31, 2006, we did not have any accounts receivable. Our ability to collect receivables arising in the future may be affected by economic fluctuations.

For the year ended December 31, 2006, we had sales to one significant dealer representing approximately 13% of total revenue.  During the year ended December 31, 2005, there were no such concentrations.   The production of our “community scale” biodiesel processor systems is dependent upon certain licensed technology and products we obtain under a License Agreement (see Note 10) and the loss of such supplier and licensing rights would require obtaining or developing alternative technology for use in the products, which could have an adverse impact on our business.

We maintain all of our cash in deposit accounts with one financial institution, which deposit accounts at times may exceed federally insured limits.  We have not experienced any losses in such accounts.

NOTE 4	PROPERTY AND EQUIPMENT

At December 31, 2006, property and equipment consists of the following:

Computer equipment	$50,242
Production and shop equipment	15,092
Office furniture and equipment	18,406
Vehicles	16,284
Leasehold improvements	34,024
Subtotal	134,048
Less accumulated depreciation and amortization	41,623

Property and equipment - net	$92,425

Property and equipment includes equipment leased under a capital lease agreement. At December 31, 2006, the cost and net book value of such equipment is approximately $12,500 and $11,600, respectively. Amortization of such leased equipment is included in depreciation and amortization in the accompanying statements of cash flows. Depreciation and amortization expense is included in other operating expenses in the accompanying statements of operations.

NOTE 5	LINE OF CREDIT

We have a credit line with a bank providing for borrowings up to $60,000. The line, which bears interest at a rate of 9.25% at December 31, 2006, is payable on demand and secured by our cash balances and the personal guarantee of our stockholder. At December 31, 2006, the line was fully funded.

NOTE 6	LEASE COMMITMENTS

Capital Lease - In June 2006, we leased certain operating equipment under a capital lease agreement. Under the agreement, payments of principal and interest of approximately $400 are payable monthly through maturity in June 2009. At December 31, 2006, the effective rate of interest on the lease is 16.53%. The lease obligation is secured by the underlying leased equipment having a net book value of approximately $11,600 at December 31, 2006. Future minimum lease payments under this capital lease agreement are as follows as of December 31, 2006:

2007	$4,814
2008	4,814
2009	2,407
Total future minimum lease payments	12,035
Less amount representing interest	2,227
Present value of future minimum lease payments	9,808
Less current maturities	3,446

Long-term portion of capital lease obligation	$6,362

Operating Leases - Our facility is leased under an operating lease agreement having a lease term from November 1, 2004 through October 31, 2007. Payments required under this lease range from approximately $4,300 to $4,500 per month, plus a share of the operating costs, estimated to be $900 per month. Beginning in January 2006, we entered into an additional operating lease for additional facilities. The lease term is from January 1, 2006 to October 31, 2008. Payments required under this lease approximate $10,700 per month, plus a share of operating costs, estimated to be $3,000 per month. Rent expense approximated $175,000 and $82,000 for the years ended December 31, 2006 and 2005, respectively. Future minimum lease payments under these leases are approximately $167,000 and $139,000 in 2007 and 2008, respectively.

NOTE 7	CAPITAL STOCK

On October 26, 2006, we increased our outstanding common shares via a forward stock split whereby our outstanding common shares were increased at the rate of 7,000 to one. In addition, we authorized a total of 50,000,000 shares of capital stock of which 10,000,000 shares are for common stock and 40,000,000 shares are for preferred stock (see rights, privileges and preferences of such shares disclosed below). In addition, our articles of incorporation were amended to change the par value of common stock to $0.001 for all shares. All references to the number of shares, and related par values, in the accompanying financial statements and notes thereto have been adjusted to reflect the changes as though they occurred at the date of our incorporation.

At December 31, 2006, there were 7,000,000 shares of common stock issued and outstanding and there were no shares of preferred stock issued or outstanding. However, in December 2006, we received $100,000 as a deposit for the purchase of 50,000 shares at $2 per share of Series A Preferred Stock, which was issued on January 1, 2007.

The amended and restated articles of incorporation authorize the issuance of preferred stock from time to time in one or more series. One million five hundred thousand shares (1,500,000) of preferred stock have been designated “Series A Preferred Stock”. The rights, privileges and preferences of the Series A Preferred stock include the holders being entitled to receive dividends, out of any assets legally available and prior to and in preference to any declaration or payment of any other dividend, at a rate of $0.16 per share per annum on each outstanding share, payable when, as and if declared by the Board of Directors. Such dividends are not cumulative. Additionally, in the event of any liquidation, dissolution or winding up, the holders are entitled to receive, prior to and in preference to any distribution of our assets to the holders of common stock, an amount per share equal to $2 per share for each share of preferred held by them, plus declared but unpaid dividends, to the extent assets are available. There are deemed liquidation rights that include (1) the acquisition of control by another entity; or (2) the sale of all or substantially all of our assets. These deemed liquidation rights cause the securities to be classified outside of permanent equity.

Furthermore, each share of Series A Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such share into such number of fully paid and non-assignable shares of common stock as is determined by dividing $2 by the conversion price applicable to such share in effect on the date the preferred shares are surrendered for conversion. In connection with this conversion option there are standard anti-dilution clauses.

In connection with the merger, described in Note 11, it is anticipated that the acquiring company will fund the redemption of the foregoing preferred stock.

NOTE 8	STOCK OPTION PLANS

In July 2005, we granted to an officer an option to purchase 700,000 shares of our common stock for $0.15 per share. The option vests at 1/48th of the granted total per month, beginning as of June 21, 2004, the original date of the officer’s employment, and continues as long as the individual is employed by us. The option expires July 30, 2015 unless the individual separates from service prior to such time, at which time the individual has 90 days to exercise any vested options.

The fair value of the option grant was estimated on the date of the grant using the Black-Scholes option pricing model. We used an estimated fair value of our common stock on the date of grant, an expected dividend yield of 0% and a 7 year expected term using the simplified method.

Because there was no market for our common stock, the expected volatility of our common stock over the life of the option has been estimated at 123%, based on a review of the volatility of entities considered by management as most comparable to our business. The risk-free rate of return used was 4.19%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the life of the option.

At December 31, 2006, there is approximately $19,500 in compensation cost related to nonvested awards not yet recognized, which will be amortized over the remaining service life of 18 months.

Effective October 26, 2006, we adopted the 2006 Stock Plan and reserved 800,000 shares of our common stock for issuance under the Plan. At December 31, 2006, there have been no shares offered, exercised or granted under this Plan.

NOTE 9	EMPLOYMENT AGREEMENT

On July 30, 2005, we entered into an employment agreement with one of our officers, which provides for an annual base salary of $60,000, and beginning on July 1, 2005, a cash profit sharing bonus equal to 5% of gross profit, as defined in the agreement, to be paid upon the occurrence of certain operating events pertaining to business activities.

During the years ended December 31, 2006 and 2005, $47,003 and $44,215, respectively, were accrued in relation to these cash bonuses.

The agreement also provided the officer with an option to purchase 10% of the then outstanding common stock shares in exchange for his agreement to forgo payment of a cash bonus due to him as of June 30, 2005. The options and expense calculations are disclosed in Note 8.

In connection with the merger described below in Note 11, our obligation to pay such deferred salary and bonuses are expected to be satisfied under the terms of a new proposed agreement, which would provide a cash payment, acceleration to 100% vesting in the previously issued stock option (see Note 8) and shares of ownership in common and preferred stock of the acquiring public company. Further, it is anticipated that new employment agreements will be entered into with certain of our officers as a result of the proposed merger, which may result in long-term commitments.

NOTE 10	OTHER COMMITMENTS AND CONTINGENCIES

On August 25, 2005, we entered into a License Agreement (the “Agreement”) with an independent third party (“the Licensor”), whereby each party was granted a license to make, use and sell their respective products, and to share certain technologies (as defined in the Agreement). Pursuant to the Agreement, we are to pay a license fee of $50,000, of which $40,000 has been paid through June 30, 2007.

The License Agreement (the “Agreement”) provides that we will transfer 2.5% (on a fully diluted basis) of our common stock to the Licensor upon the successful completion of certain events, as defined in the Agreement. The Agreement also requires us to pay royalties of 10% of the gross margin we generate on sales of equipment we manufacture which utilize these technologies. This royalty percentage increases to 15% upon the Licensor’s receipt of a patent on the technologies. Furthermore, we may be obligated to pay a fee to the Licensor if we fail to meet certain sales milestones, as defined in the Agreement. While we do not believe we are obligated to issue shares of common stock and/or pay any royalty or minimum sales milestone payments at this time, we continue to have ongoing discussions with the Licensor regarding certain matters in the Agreement. Because the ultimate resolution of these negotiations cannot be determined at this time, no effect has been given to any additional expenses that may arise from the issuance of our shares and/or payment of royalties, in the accompanying financial statements.

We have the right to pursue certain additional technologies under the Agreement; however it is not currently our intention to do so. If we decide to pursue such technologies in the future, we will be obligated to pay an additional $10,000 in license fees, and potentially be obligated to grant an additional 2.5% of our common stock to the Licensor.

The term of the Agreement is for the greater of 10 years or the expiration of all of the patents owned by the Licensor. Provisions for early termination are provided, as defined in the Agreement.

NOTE 11	SUBSEQUENT EVENTS

Sale of Assets and Operations - Effective March 30, 2007, we sold inventories, equipment and certain intangibles of our FuelMeister business to a subsidiary of a public company for $494,426. The proceeds from such sale were primarily used to pay vendors.

Management Agreement - In connection with the aforementioned sale, we entered into a management agreement with the public company under which we agreed to provide certain management services. Those services include, but are not limited to, general management services, including the services of executive, operating and financial officers and other personnel and assistance with the preparation of proposed budgets and capital expenditures associated with the sold operations. Additionally, we agreed to provide other general management services as may from time to time reasonably be requested by the acquiring public company; including general administrative and technical assistance and advice and direction, including (i) accounting, inventory control, tax compliance and reporting systems services; (ii) the transition of trademark and patent matters; (iii) market servicing, product pricing and cost controls and evaluations; (iv) preparation of advertising and publicity literature and other materials; (v) providing, training and supervising employees and support staff and providing guidelines and policies as may be necessary. The acquiring public company has agreed to reimburse us for the costs we incur in providing these services. We will also permit the acquiring public company the use of our existing facility, for which we are entitled to a rental fee and pro rata utilities costs for all space used or occupied by the acquiring public company in the operation of the acquired operations. The agreement contemplates that the acquiring public company will pay $1,680 per month for 3,000 square feet of production space, plus additional rental at the same rate for any office space used, as well as $500 per month for utilities, together with reimbursement at specified hourly rates for personnel providing services. The agreement extends for 90 days from March 30, 2007, unless earlier terminated by the acquiring public company on 10 days notice. This agreement was essentially terminated as a result of the merger agreement described below.

Merger - On July 2, 2007, we entered into a merger agreement whereby 100% of our outstanding capital stock was acquired by the same public company, whose subsidiary purchased certain assets and operations of our FuelMeister business effective March 30, 2007 under the agreements described above. As a result of this acquisition, the aforementioned public company acquired all of our remaining business.

RENEWAL FUELS, INC

PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2007
AND FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

As more fully described in our report on Form 10-QSB for the period ended June 30, 2007 (our “10-QSB”), on March 9, 2007, Crivello Group, LLC and its wholly-owned subsidiary, Renewal Biodiesel, entered into an Asset Purchase Agreement with Biodiesel Solutions, Inc. (“BSI”), which was effective March 30, 2007. Pursuant to the Asset Purchase Agreement, BSI sold substantially all of the assets and property of its FuelMeister operations (the “FuelMeister Business”) to Renewal Biodiesel, in exchange for an aggregate purchase price of $494,426. As more fully described in our 10-QSB, the cash purchase price of the assets of $494,426 was funded by cash of $57,279 received by Renewal Biodiesel from our founders for common stock and the proceeds of loans from Cornell Capital Partners L.P. (“Cornell”).

On April 20, 2007, Renewal Biodiesel entered into a reverse merger and re-organization with Tech Laboratories, Inc., a public company, which subsequently changed its name to Renewal Fuels, Inc. Although we were the legal acquirer, Renewal Biodiesel was considered the accounting acquirer and as such the acquisition was accounted for as a reverse merger and recapitalization. The former shareholders of Renewal Biodiesel, after converting the preferred stock initially issued to them in the reverse merger, received 22,907,323 shares of our common stock. The difference of $5,131,231 between the fair value of the 22,907,323 common shares issued to our founders as a result of the reverse merger and the amount they paid for their shares of Renewal Biodiesel of $57,279 was recorded as stock-based transaction expense.

At the date of the reverse merger, Tech Laboratories had net liabilities of $1,677,020, primarily representing debt obligations to Cornell, which we assumed. Cornell provided additional long-term debt financing of $1,400,000, of which $1,000,000 was provided simultaneously with the reverse merger and recapitalization and the balance of $400,000 on May 31, 2007. The net liabilities assumed by us of $1,677,020, together with $180,000 in fees in connection with the additional debt funding provided by Cornell, were recorded as deferred financing costs incurred in connection with the additional debt funding provided by Cornell and are being amortized by periodic charges to income on a straight-line basis over the life of that debt.

The acquisition of the FuelMeister Business was accounted for by the purchase method in accordance with Financial Accounting Standards Board Statement No. 141 ("FAS 141"). The effects of the acquisition of the FuelMeister Business and the results of its operations subsequent to the date of acquisition, as well as the effects of the reverse merger and re-organization, the assumption of the net liabilities of Tech Laboratories and the additional debt funding provided by Cornell, are included in our historical financial statements as of and for the period ended June 30, 2007, included in our 10-QSB.

On July 2, 2007, as more fully described in our 10-QSB, we entered into a merger agreement with BSI, as a result of which we acquired the remainder of BSI’s business (i.e., other than the FuelMeister Business acquired previously). As consideration for the acquisition of BSI, we issued an aggregate of 3,333,333 shares of common stock, new preferred shares of BSI convertible into 1,333,333 shares of our common stock, options to purchase 94,600 shares of our common stock and $500,000 in cash.

Also on July 2, 2007, we entered into a Securities Purchase Agreement with Cornell providing for the sale to Cornell of secured convertible debentures in the aggregate principal amount of $2,700,000, of which $2,000,000 was advanced immediately. The second installment of $700,000 will be funded within two business days after the Company has unconditionally booked and received at least a 50% deposit for the sale of at least one BioDieselMaster Unit. We also issued to Cornell five-year warrants to purchase 2,250,000 shares of our common stock at $0.90 per share. The Debentures bear interest at the prime rate plus 2.75% (but not less than 10%) and mature two years from the date of issuance (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The holder of the Debentures may convert at any time amounts outstanding into shares of Common Stock at a conversion price per share equal to the lesser of (i) $0.05, or (ii) 80% of the lowest closing bid price of the Common Stock during the ten trading days immediately preceding the conversion date.

The following unaudited pro forma combined balance sheet as of June 30, 2007 and unaudited pro forma combined statements of operations for the sixth months ended June 30, 2007 and for the year ended December 31, 2006, which have been prepared by our management from our historical financial statements and the historical financial statements of BSI, include the historical and pro forma effects of the acquisition of BSI, including our earlier acquisition of the Fuelmeister Business of BSI, and the additional debt financing provided by Cornell.

Our historical balance sheet as of June 30, 2007 already reflects the effects of our acquisition of the FuelMeister Business of BSI, our reverse merger and re-organization, our assumption of existing debt obligations and other liabilities at the time of the reverse merger and the additional debt funding provided by Cornell on April 20, 2007 and May 31, 2007. Accordingly, no pro forma balance sheet adjustments for the above transactions are required. The unaudited pro forma combined balance sheet reflects adjustments to our historical June 30, 2007 balance sheet as if the acquisition of BSI and the additional debt financing provided by Cornell on July 2, 2007 had occurred on June 30, 2007.

The unaudited pro forma combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 reflect adjustments as if the acquisition of BSI and the additional debt financing provided by Cornell on July 2, 2007 had occurred as of the beginning of the period, i.e., as of January 1, 2006. The effects of the acquisition of the FuelMeister Business and our reverse merger and re-organization and the assumption of existing liabilities are included in our historical financial statements as of March 9, 2007 and April 20, 2007, respectively. The unaudited pro forma combined statements of operations reflect adjustments as if the acquisition of the FuelMeister Business and our reverse merger and re-organization had occurred as of January 1, 2006. See "Note 1 - Basis of Presentation."

The pro forma adjustments described in the accompanying notes are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma combined statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 have been derived from our historical results of operations and the historical results of operations of BSI.

These unaudited pro forma combined statements of operations are not necessarily indicative of what the results of operations actually would have been if the acquisitions, reverse merger and re-organization, assumption of existing debt obligations and additional debt financing had in fact occurred on January 1, 2006. Moreover, they are not intended to be indicative of future results of operations. The unaudited pro forma combined statements of operations should be read in conjunction with our unaudited historical financial statements for the period ended June 30, 2007, included in our 10-QSB filed August 16, 2007 and with the audited financial statements of BSI for the years ended December 31, 2006 and 2005 and related notes thereto, which are included elsewhere in this Report on Form 8-K/ A.

RENEWAL FUELS, INC.

PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2007
(Unaudited)

					Pro Forma Adjustments
	Renewal Fuels	Biodiesel Solutions Inc	Combined	Note	Debit	Credit	Pro Forma Combined
ASSETS

Current assets
Cash	$116,030	$77,986		A	1,770,000
			$194,016	B		500,000	$1,464,016
Inventories	51,461	-	51,461				51,461
Accounts receivable	-	3,877	3,877				3,877
Other current assets	24,578	11,450	36,028				36,028
Total current assets	192,069	93,313	285,382		1,800,000	500,000	1,555,382

Property and equipment, net	57,672	90,447	148,119				148,119
Note receivable - Biodiesel	200,000	-	200,000	C		200,000	-
Other assets	-	31,074	31,074				31,074
Deferred financing fees	1,678,896	-	1,678,896	A	230,000		1,908,896
Intangible assets	177,833	-	177,833	B	800,000		977,833
Tradename	118,000	-	118,000				118,000
Goodwill	93,705	-	93,705				93,705

Total assets	$2,518,175	$214,834	$2,733,009		$2,800,000	$700,000	$4,833,009

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities
Credit facilities	-	$101,130	$101,130				$101,130
Accounts payable and accrued expenses	$199,409	102,419	301,828				301,828
Other current liabilities	-	47,083	47,083				47,083
Note payable - Renewal	-	200,000	200,000	C	200,000		-
Convertible debt - current	1,276,686	-	1,276,686				1,276,686
Customer deposits	2,932	-	2,932				2,932
Total current liabilities	1,479,027	450,632	1,929,659		200,000	-	1,729,659

Convertible debt - non-current	764,169	-	764,169	A		547,308	1,311,477
Preferred stock of subsidiary	-	-	-	B		800,000	800,000

Shareholders’ Equity
Common stock	23,805	-	23,805	B		2,360	26,165
Additional paid in capital	6,410,378	245,011	-		245,011
				A		348,287
				A		1,104,405
				B		2,357,640
	-	-	6,655,389	B		48,181	10,268,891
Retained earnings	(6,159,204)	(480,809)	(6,640,013)	B	3,143,979	480,809	(9,303,183)
Total Shareholders’ Equity	274,979	(235,798)	39,181		3,388,990	4,341,682	991,873

Total Liabilities and Shareholders’ Equity	$2,518,175	$214,834	$2,733,009		$3,588,990	$5,688,990	$4,833,009

RENEWAL FUELS, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2007

(Unaudited)

					Pro Forma Adjustments
	Renewal Fuels	Biodiesel Solutions Inc	Combined	Notes	Debit	Credit	Pro Forma Combined

Revenue	$244,087	$162,623	$406,710	H	55,218		$351,492

Cost of goods sold	142,342	99,451	241,793	D-1	55,300	-	297,093

Gross margin	101,745	63,172	164,917		110,518	-	54,399

Operating expenses:
Employee compensation and benefits	34,272	164,700	198,972				198,972
Stock-based transaction expense	5,131,231	-	5,131,231	I		5,131,231	-
Occupancy and equipment	8,257	95,165	103,422				103,422
Advertising	43,983	24,018	68,001				68,001
Research and development	-	39,863	39,863				39,863
Other general and administrative	447,285	88,292	535,577	H		55,218	480,359
	5,665,028	412,038	6,077,066		-	5,186,449	890,617

Income (loss) from operations	(5,563,283)	(348,866)	(5,912,149)		110,518	5,186,449	836,218

Other expenses:
Deferred financing fees	181,249	-	181,249	F1	336,000		517,249
Interest expense - existing debt	34,585	-	34,585	E-1	54,000		88,585
Interest expense - existing debt - BCF	333,574		333,574	G		333,574	-
Interest expense - additional debt	47,268	-	47,268	E-1	767,000		814,268
Interest expense - other		13,788	13,788				13,788
Interest income	(755)	-	(755)	J		96,500	(97,255)
Gain on sale of Fuelmeister Business, net of expenses	-	(410,512)	(410,512)	K	410,512		-
	595,921	(396,724)	199,197		1,567,512	430,074	(1,336,635)

Income (loss) before income taxes	(6,159,204)	47,858	(6,111,346)		(1,678,030)	(5,616,523)	(2,172,853)

Income tax expense	-	-	-		-	-	-

Net income (loss)	$(6,159,204)	$47,858	$(6,111,346)		$(1,678,030)	$(5,616,523)	$(2,172,853)

Earnings per share:
Shares outstanding:
Basic	23,650,442	7,000,000					26,957,566
Fully diluted	23,650,442	7,700,000					26,957,566
Earnings (loss) per share:
Basic	$(0.26)	$0.01					$(0.08)
Fully diluted	$(0.26)	$0.01					$(0.08)

RENEWAL FUELS, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

					Pro Forma Adjustments
	Renewal Fuels	Biodiesel Solutions Inc	Combined	Notes	Debit	Credit	Pro Forma Combined

Revenue	$-	$1,838,156	$1,838,156				$1,838,156

Cost of goods sold	-	1,307,643	1,307,643	D-2	108,000		1,415,643

Gross margin	-	530,513	530,513		108,000	-	422,513

Operating expenses:
Employee compensation and benefits	-	494,646	494,646				494,646
Stock-based transaction expense	-	-	-	I	5,131,231		5,131,231
Occupancy and equipment	-	254,078	254,078				254,078
Advertising	-	90,149	90,149				90,149
Research and development	-	84,283	84,283	B	3,143,979		3,228,262
Other general and administrative	-	198,232	198,232				198,232
	-	1,121,388	1,121,388		8,275,210	-	9,396,598

Income (loss) from operations	-	(590,875)	(590,875)		8,383,210		(8,974,085)

Other expenses:
Deferred financing fees	-	-	-	F-2	1,028,500		1,028,500
Interest expense - existing debt	-	-	-	E-2	162,000		162,000
Interest expense - existing debt - BCF	-	-	-	G	333,574		333,574
Interest expense - additional debt	-	-	-	E-2	931,000		931,000
Interest expense - other	-	3,073	3,073				3,073
Interest income	-	-	-	J		193,000	(193,000)
	-	3,073	3,073		2,455,074	193,000	2,265,147

Income (loss) before income taxes	-	(593,948)	(593,948)		10,838,284	193,000	(11,239,232)

Income tax expense	-	-	-				-

Net income (loss)	$-	$(593,948)	$(593,948)		$10,838,284	$193,000	$(11,239,232)

Earnings per share:
Shares outstanding:
Basic		7,000,000					26,914,012
Fully diluted		7,000,000					26,914,012
Earnings (loss) per share:
Basic		$(0.08)					$(0.42)
Fully diluted		$(0.08)					$(0.42)

RENEWAL FUELS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET and COMBINED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheet presents our financial position as of June 30, 2007, adjusted for:

•	our acquisition on July 2, 2007 of Biodiesel Solutions, Inc. (“BSl”), accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America;

•	additional debt financing of $2,000,000 provided by Cornell Capital Partners LP (“Cornell”) on July 2, 2007, the proceeds of which were used in part to fund our acquisition of BSI;

as if the transactions had taken place on June 30, 2007.

The accompanying unaudited pro forma combined statements of operations present our historical results of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, adjusted for:

•	our reverse merger and reorganization as of April 20, 2007;

•	the March 30, 2007 acquisition of the assets of the Fuelmeister business (the “FuelMeister Business’) of BSI;

•	additional debt financing provided by Cornell on April 20, 2007 and May 31, 2007, the proceeds of which were used in part to fund the acquisition of the assets of the FuelMeister Business;

•	the continuation of existing debt obligations, primarily to Cornell;

The affects of the above transactions are already reflected in our historical balance sheet as of June 30, 2007 and our historical statement of operations for the period March 9, 2007 (inception) to June 30, 2007. The accompanying unaudited pro forma statements of operations include adjustments as if these transactions had taken place as of January 1, 2006. In addition, the accompanying unaudited pro forma statements of operations include adjustments as if:

•	our acquisition on July 2, 2007 of BSl, in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America; and

•	the additional debt financing of $2,000,000 provided by Cornell on July 2, 2007, the proceeds of which were used in part to fund our acquisition of BSI,

had taken place on January 1, 2006.

2.	PRO FORMA ADJUSTMENTS - AS OF JUNE 30, 2007

The following adjustments give pro forma effect in our balance sheet as of June 30, 2007 to the acquisition of BSI and the additional debt financing provided by Cornell on July 2, 2007:

A.
To record the issuance to Cornell of $2,000,000 convertible debentures and 2,250,000 common stock warrants (33,750,000 prior to our 1-for-15 reverse stock split on August 1, 2007), net of financing and other fees, the proceeds of which were used in part to fund the acquisition of BSI.

	Dr.	Cr.
Cash	$1,770,000
Deferred financing fees	230,000
Convertible long-term debt - $2,000,000 face amount, net of discount of $1,452,692		$547,308
Additional paid-in capital - beneficial conversion feature		348,287
Additional paid-in capital - freestanding warrants		1,104,405
	$2,000,000	$2,000,000

B.
To record the acquisition of BSI in exchange for cash, common stock, common stock options and convertible preferred stock of BSI. We have not yet fully completed the identification of the intangible assets acquired; the purchase price allocation reflected below is based on management’s best estimate at this time and is not expected to change significantly.

	Dr.	Cr.
Common stock - par value		$2,360
Common stock - additional paid-in capital		2,357,640
Common stock issued		2,360,000
Preferred stock of BSI issued		800,000
Common stock options issued		48,181
Cash ($500,000, net of cash acquired of $77,986)		422,014
Total consideration issued		3,630,195
Net assets acquired:
Accounts receivable	$3,877
Other current assets	11,450
Property & equipment	90,447
Other assets	31,074
Credit facilities		101,130
Accounts payable		102,419
Other current liabilities		47,083
Note payable - Renewal Fuels		200,000
In-process research & development - expensed	3,143,979
Intangible assets	800,000
	$4,080,827	$4,080,827

C.	To eliminate the note receivable due from BSI to Renewal.

	Dr.	Cr.
Note receivable - Biodiesel		$200,000
Note payable - Renewal	$200,000
	$200,000	$200,000

3.	PRO FORMA ADJUSTMENTS - AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE SIX MONTHS ENDED JUNE 30, 2007

D-1.
To record the depreciation and amortization of acquired property and equipment and intangible assets of the FuelMeister Business and BSI for the six months ended June 30, 2007, as if the assets had been acquired as of January 1, 2006.

	Dr.	Cr.
Property and equipment - assumed blended 10 year life		9,300
Intangible assets - assumed blended 10 year life		46,000
Cost of goods sold - depreciation & amortization expense	$55,300
	$55,300	$55,300

D-2.
To record the depreciation and amortization of acquired property and equipment and intangible assets of the FuelMeister Business and BSI for the year ended December 31, 2006, as if the assets had been acquired as of January 1, 2006.

	Dr.	Cr.
Property and equipment - assumed blended 10 year life		10,000
Intangible assets - assumed blended 10 year life		98,000
Cost of goods sold - depreciation & amortization expense	$108,000
	$108,000	$108,000

E-1.	To record interest expense on -
(a)	the existing convertible debt assumed by the company on April 20, 2007 as a result of the reverse merger and
(b)
on the $3,400,000 additional convertible debt financing provided by Cornell ($1,000,000 on April 20, 2007; $400,000 on May 31, 2007 and $2,000,000 on July 2, 2007), including amortization of debt discount on an effective interest method, for the six months ended June 30, 2007, as if the debt obligations had been assumed or issued as of January 1, 2006.

	Dr.	Cr.
Interest expense - existing convertible debt	$54,000
Interest expense - effective interest, including discount amortization, on additional convertible debt	767,000
	$821,000	-

E-2.	To record interest expense on -
(a)	the existing convertible debt assumed by the company on April 20, 2007 as a result of the reverse merger and
(b)
on the $3,400,000 additional convertible debt financing provided by Cornell ($1,000,000 on April 20, 2007; $400,000 on May 31, 2007 and $2,000,000 on July 2, 2007), including amortization of debt discount on an effective interest method, for the year ended December 31, 2006, as if the debt obligations had been assumed or issued as of January 1, 2006.

	Dr.	Cr.
Interest expense - existing convertible debt	$162,000
Interest expense - effective interest, including discount amortization, on additional convertible debt	931,000
	$1,093,000	-

F-1.
To record amortization of deferred financing fees, on a straight-line basis, for the six months ended June 30, 2007 as if the related debt obligations and associated fees had been incurred as of January 1, 2006 ($514,000, net of $178,000 already recognized in our historical statement of operations).

	Dr.	Cr.
Deferred financing fees - amortization	$336,000
	$336,000	-

F-2.
To record amortization of deferred financing fees, on a straight-line basis, for the year ended December 31, 2006 as if the related debt obligations and associated fees had been incurred as of January 1, 2006.

	Dr.	Cr.
Deferred financing fees - amortization	$1,028,500
	$1,028,500	-

G.
To adjust the timing of recognition of amortization of beneficial conversion feature discount related to existing debt obligations assumed on April 20, 2007, from the period ended June 30, 2007 to the year ended December 31, 2006, as if such obligations had been assumed as of January 1, 2006.

	Dr.	Cr.
Interest expense - year ended December 31, 2006	$333,574
Interest expense - six months ended June 30, 2007		$333,574
	$333,574	$333,574

H.
To remove management fees associated with the Fuelmeister business received by BSI and charged to Renewal. At the time we acquired the FuelMeister Business from BSI, BSI agreed to provide general management and administrative services for us, as well as the use of its facilities. We reimbursed BSI for the direct cost of services and facilities, as provided. The agreement effectively terminated when we acquired BSI on July 2, 2007.

	Dr.	Cr.
Revenues - six months ended June 30, 2007	$55 218
Other general & administrative expenses		$55,218
	$55,218	$55,218

I.	To adjust the timing of the recognition of stock-based transaction expense related to common stock sold to our founders, as if the transaction had taken place as of January 1, 2006

	Dr.	Cr.
Stock based transaction expense - year ended December 31, 2006	$5,131,231
Stock based transaction expense - six months ended June 30, 2007		$5,131,231
	$5,131,231	$5,131,231

J.
To record estimated interest income at an assumed rate of 10% p.a. on net proceeds of approximately $2,013,560 available from additional Cornell debt proceeds ($3,400,000, net of financing and other fees paid ($470,000), and the funding of the cash acquisition costs associated with the acquisitions of Fuelmeister $494,426) and Biodiesel $422,014 (net of cash acquired of $77,986).

	Dr.	Cr.
Interest income - year ended December 31, 2006		$193,000
Interest income - six months ended June 30, 2007	-	$96,500

K.	To remove the net gain on sale of the Fuelmeister Business from the statement of operations of BSI.

	Dr.	Cr.
Net gain on sale of FuelMeister Business	$410,512
	$410,512

L.
For the purposes of pro forma earnings per share for the year ended December 31, 2006 and the six months ended June 30, 2007, shares issued in connection with the reverse merger and re-organization and the acquisition of BSI are assumed to have been issued as of January 1, 2006 Because there is a pro forma net loss for each period, the effect of outstanding warrants and conversion options are anti-dilutive and are not recognized in the calculation of fully diluted pro forma earnings per share.